Exhibit 10.26

Peter Walker

7 West 21st Street

Apt. 1905

New York, NY 10010

05/15/2019

RE: Severance Agreement

Dear Peter,

This letter, upon your signature, will constitute the Severance Agreement (“Agreement”) between you and Sterling Infosystems, Inc. (together with its affiliates, the “Company”) reflecting your eligibility for severance payments in the event of your separation from the Company under certain conditions.

While your employment is at-will, if your employment is terminated either by the Company for reasons other than for “Cause” (as defined below) or you resign for “Good Reason” (as defined below), you are eligible to receive (a) continued payment of your base salary for twelve (12) months following your termination of employment in accordance with the Company’s regular payroll practices (the “Severance Payments”), (b) healthcare benefits (with you retaining the responsibility for the employee portion of the premium, if any) continuation for twelve (12) months following your termination of employment, if and to the extent such coverage would not subject the Company or any of its affiliates or subsidiaries to any tax or other penalty under The Patient Protection and Affordable Care Act or other applicable law; provided, that such healthcare benefits shall cease when you become eligible to obtain healthcare benefits through new employment of otherwise (the “Healthcare Benefits”) and (b) your applicable bonus for the fiscal year preceding the year in which termination occurs if and to the extent earned but unpaid as of the date of your termination of employment, payable in accordance with the Company’s normal bonus payment schedule (the “Accrued Bonus”); provided, however, that your entitlement to the Severance Payments, Healthcare Benefits and Accrued Bonus shall be subject and contingent upon your (i) continuing to adhere to all previous commitments to the Company (including, but not limited to, the restrictive covenants set forth on the attached Exhibit A), and (ii) having executed and delivered to the Company a separation and general release agreement in a form acceptable to the Company, which will include your reaffirmation of the non-competition and non-solicitation provisions set forth on Exhibit A, (the “Release”) and such Release having become irrevocable within sixty(60) days following your termination of employment. The Accrued Bonus (if any) shall be paid, and the Severance Payments shall commence, on the first regularly scheduled payroll date following the date the Release becomes irrevocable, with any Severance Payments that otherwise would have been paid prior to such payment date paid on such payment date; provided, that if the sixty (60) day period set forth above spans two (2) tax years, payment shall be made or commence, as applicable, in the second tax year. Except as specifically set forth in this Agreement, you shall not be entitled to any compensation, severance, or other benefits (other than vested benefits under any employee benefit plans of the Company in which you participated as of the date of termination) from the Company or any of its subsidiaries or affiliates upon or in connection with, your termination of employment for any reason.

1 State Street Plaza, 24th Floor

New York, NY 10004

United States

800-899-2272

sterlingcheck.com

Upon termination of your employment your outstanding option awards will be governed by the terms of the applicable plan and award agreement.

A termination shall be for “Cause” if such termination is for any of the following: (1) material dishonesty; (2) serious misconduct; (3) breach of fiduciary duty to Company; (4) indictment , conviction, or plea of guilty or nolo contendere to any felony or any job-related crime; (5) failure or refusal to follow, carry out, or execute a lawful order, instruction or directive from your immediate supervisor, the Company’s board of directors, or the CEO or your failure to perform in your role; or (6) any material breach of any Sterling policy or any obligations under the agreements you were required to sign as a condition of employment or under any other agreements to which you and the Company are parties; to the extent any breach set forth under subclause (6) hereof is curable, you will have twenty (30) days following notification from the Company to cure the breach to the Company’s satisfaction).

A resignation shall be for “Good Reason” if such resignation is for one of the following reasons that occurs without your consent: 1) material diminution in your duties, responsibilities and authority; 2) material reduction in base salary from the base salary in effect as of the date you sign this Agreement (i.e., a reduction of 10% or more); 3) Sterling requiring you to change your current office location from New York City; provided, that, you deliver written notice to the Company of the event giving rise to Good Reason within sixty (60) days following the occurrence event and the Company has failed to cure such event within thirty (30) days following its receipt of such written notice, in which case your resignation for Good Reason shall automatically be effective on the first day following the end of such cure period.

You shall not be eligible for severance upon any termination of employment other than by the Company without Cause (and not by reason of your disability) or due to your resignation with Good Reason.

The payments and benefits under this Agreement are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, (“Section 409A”) or, if not exempt, in compliance therewith, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from Section 409A or in compliance therewith.

This Agreement shall be governed by, and is to be construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. If, under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulations or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement, and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof. This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole

1 State Street Plaza, 24th Floor

New York, NY 10004

United States

800-899-2272

sterlingcheck.com

or in part, only by written agreement signed by the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver.

This Agreement sets forth the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes any and all prior promises, covenants, communications, agreements, and arrangements (whether written or oral) in respect of such subject matter. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

1 State Street Plaza, 24th Floor

New York, NY 10004

United States

800-899-2272

sterlingcheck.com

By signing this Agreement, you acknowledge that you have had the opportunity to review this Agreement; that you understand its terms, and that you voluntarily agree to them.

/s/ Peter Walker	/s/ Danielle Korins
Employee Signature	Danielle Korins, Chief People Officer,
Peter A. Walker	Sterling Infosystems, Inc.

5/15/19	5/19/19
Date	Date

[Signature Page to EC Severance Agreement]

1 State Street Plaza, 24th Floor

New York, NY 10004

United States

800-899-2272

sterlingcheck.com

Exhibit A

Restrictive Covenants

Restrictive Covenants. For the avoidance of doubt, from and after the date of the letter agreement to which this Exhibit A is attached (the “Effective Date”), you shall be subject to the provisions of this Exhibit A:

1. Confidential Information. As a result of your work for the Company, you may develop or acquire knowledge of Confidential Information relating to the Company and its subsidiaries and affiliates (including, in each case, its business, potential business or that of its customers or suppliers or their respective affiliates) (the “Company Parties”). “Confidential Information” includes all trade secrets, know-how, show-how, technical, operating, financial, and other business information and materials, whether or not reduced to writing or other medium and whether or not marked or labeled confidential, proprietary or the like, specifically including, but not limited to, information regarding source codes, software programs, computer systems, logos, designs, graphics, writings or other materials, algorithms, formulae, works of authorship, techniques, documentation, models and systems, sales and pricing techniques, procedures, inventions, products, improvements, modifications, methodology, processes, concepts, records, files, memoranda, reports, plans, proposals, price lists, customer and supplier lists, and customer and supplier information. Confidential Information does not include general skills, experience or information that is generally available to the public, other than information which has become generally available as a result of your direct or indirect act or omission. With respect to Confidential Information of the Company Parties, you agree that:

a. You will use it only in the performance of your duties for the Company. You will not use it at any time (during or after your employment or service) for your personal benefit, for the benefit of any other person or firm, or in any manner adverse to the interests of the Company Parties;

b. You will not disclose it at any time (during or after your employment or service) except to authorized Company personnel, unless the Company expressly consents in advance in writing or unless the information becomes clearly of public knowledge or enters the public domain (other than through an unauthorized disclosure by you or through a disclosure not by you which you knew or reasonably should have known was an unauthorized disclosure), or to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency;

c. You will safeguard it by all reasonable steps and abide by all policies and procedures of the Company and its customers in effect from time to time regarding storage, copying, destroying, publication or posting, or handling of such Confidential Information, in whatever medium or format that Confidential Information takes;

d. You will execute and abide by all confidentiality agreements which the Company reasonably requests you to sign or abide by, whether those agreements are for the benefit of the Company, an affiliate, a supplier, or an actual or a potential customer thereof; and

e. You will return all materials containing or relating to Confidential Information, together with all other Company property (including, without limitation, laptop computers, cell phones, documents and other equipment) to the Company, when your employment and other service with the Company and its subsidiaries terminates or otherwise on demand and, at that time you will certify to the Company, in writing, that you have complied with this Agreement. You shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, or other documents relating in any way to the affairs of Company or the customers, suppliers, or affiliates of the foregoing. Notwithstanding the above provisions of this Section 1 of this Exhibit A, you shall be permitted to retain your personal contact list and personal files (including those relating to your compensation, benefits, entitlements and obligations).

1 State Street Plaza, 24th Floor

New York, NY 10004

United States

800-899-2272

sterlingcheck.com

2. Intellectual Property.

a. You acknowledge and agree that all patent, trademark, copyright, trade secret and other intellectual property rights (the “Intellectual Property”) which you conceive, make, obtain or develop prior to, on, or after the date hereof and during the term of your employment or other service with the Company or any of its subsidiaries or affiliates (whether during or outside of working hours) and which is related in any way to the business of the Company Parties is and will be the sole property of the Company Parties as “works for hire” (as that term is used under U.S. copyright law), regardless of whether or not patent, trademark, copyright and/or other intellectual property right applications are or can be filed on such Intellectual Property; provided, however, that the Company Parties shall not own Intellectual Property for which no equipment, supplies, facility, trade secret information or Confidential Information of the Company was used and which was developed entirely on your time, and (A) which does not relate in any way (I) to the business of the Company or (II) to the actual or demonstrably anticipated research or development of the Company, and (B) which does not result from any work performed by you for the Company.

b. Subject to Section 2.a. of this Exhibit A, to the extent that title to any such Intellectual Property, contributions or inventions do not, by operation of law, vest in the Company, you hereby irrevocably assign to the Company all right, title and interest, including, without limitation, tangible and intangible rights such as patent rights, trademarks and copyrights, that you may have or may acquire in and to all such Intellectual Property, contributions and inventions, benefits and/or rights resulting therefrom, and agree to promptly execute any further specific assignments related to such Intellectual Property, contributions or inventions, benefits and/or rights at the request of the Company.

c. Subject to Section 2.a. of this Exhibit A, you will make full and prompt disclosure to the Company of all Intellectual Property and, at the Company’s request and expense (but without additional compensation to you), will at any time and from time to time during and after your employment or other service with the Company execute and deliver to the Company such applications, assignments and other papers and take such other actions (including but not limited to testifying in any legal proceedings) at the Company’s expense as the Company, in its sole discretion, considers necessary to vest, perfect, defend or maintain the Company’s rights in and to such Intellectual Property.

3. Noncompetition. You agree that during the course of your employment or other service with any Company Party and during the period of eighteen (18) months commencing from the date of your termination of employment (the “Restricted Period”), you will not, without the express prior written consent of the Company, anywhere, either directly or indirectly, whether alone or as an owner, shareholder, partner, member, joint venturer, officer, director, consultant, independent contractor agent, employee or otherwise, assist in, engage in or otherwise be connected to or benefit from any Competitive Business. For purposes of this Agreement, a “Competitive Business” is one that engages in or provides, or intends to engage in or provide, employment, volunteer or tenant-related background checks and related services or engages in any other business that is the same or substantially the same as any business engaged in or in development by the Company as of the date of your termination of employment. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit your passive ownership of less than two percent (2%) of the outstanding shares of any publicly traded corporation that conducts a business competitive with that of the Company.

1 State Street Plaza, 24th Floor

New York, NY 10004

United States

800-899-2272

sterlingcheck.com

4. Nonsolicitation. You further agree that, during the course of your employment or with any Company Party and during the period of thirty (30) months commencing from the date of your termination of employment, you will not, without the express prior written consent of the Company, directly or indirectly, whether or not in connection with a Competitive Business: (i) solicit, transact business with or perform services for (or assist any third party in soliciting, transacting business with or performing any services for) any person or entity that is or was (at any time within twelve (12) months prior to the contact, communication, solicitation, transaction of business, or performance of services), a customer or prospective customer (as defined below) of any Company Party; (ii) hire or solicit or encourage any employee of any Company Party to leave the employment of such Company Party, in each case except for general solicitations of employment by you (or your affiliates, including solicitations through employee search firms or similar agents) not specifically directed towards employees of any Company Party; or (iii) interfere with, disrupt or attempt to interfere with or disrupt the relationship, contractual or otherwise, between any Company Party and any of its customers, suppliers, vendors, lessors, independent contractors, agents or employees. A “prospective customer” is any individual or entity with respect to whom or which any Company Party was engaged in a solicitation at any time during the twelve (12) months preceding the date of your termination of employment and in which solicitation you were in any way involved or otherwise had knowledge of or reasonably should have had knowledge of.

5. Nondisparagement. From and after the Effective Date and at all times thereafter, you shall not, to the fullest extent permissible by law, make, directly or indirectly, any public or private statements, or verbal or nonverbal, direct or indirect communications that are or could be harmful to, reflect negatively on, or that are otherwise disparaging of, the Company and/or any of its subsidiaries or affiliates, and/or their respective businesses, or any of their past, present or future officers, directors, employees, advisors, agents, policies, procedures, practices, decision- making, conduct, professionalism or compliance with standards. The agrees to instruct the Human Resources Department and your immediate supervisor prior to your termination to not say anything, verbally, in writing or using any other medium, directly or indirectly, that disparages or reflects negatively on you.

6. Reasonable Restrictions/Damages Inadequate Remedy. You acknowledge that the restrictions contained in this Exhibit A are reasonable and necessary to protect the legitimate business interests of the Company and that any breach or threatened breach by you of any provision contained in this Exhibit A may result in immediate irreparable injury to the Company for which a remedy at law may be inadequate. You further acknowledge that the restrictions contained in Section 3 of this Exhibit A will not prevent you from earning a livelihood during the Restricted Period. Accordingly, you acknowledge that the Company shall be entitled to seek temporary, preliminary and permanent injunctive relief in any court of competent jurisdiction (without being obligated to post a bond or other collateral), and shall also be entitled to cease payment and provision (and obtain repayment) of the Severance Payments, Healthcare Benefits and Accrued Bonus, in the event of any breach or threatened breach by the Participant of the provisions of this Exhibit A. Any remedy specified by any provision of this Exhibit A or the Agreement to which this Exhibit A is attached shall, unless expressly providing to the contrary, be a nonexclusive remedy for that provision and shall not preclude any and all other remedies at law or in equity from also being applicable.

7. Separate Covenants. The parties intend that the covenants and restrictions in this Exhibit A be given the broadest interpretation permitted by law. Accordingly, in the event that any of the provisions of this Exhibit A should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. The covenants and restrictions contained in this Exhibit A shall be deemed a series of separate

1 State Street Plaza, 24th Floor

New York, NY 10004

United States

800-899-2272

sterlingcheck.com

covenants and restrictions, one for each of the fifty states of the United States of America and any other jurisdiction. If the covenants of this Exhibit A are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s right to enforce such covenants in any other jurisdiction. If, in any judicial or arbitration proceedings, a court of competent jurisdiction or arbitration panel should refuse to enforce all of the separate covenants and restrictions in this Exhibit A, then such unenforceable covenants and restrictions shall be eliminated from the provisions of this Exhibit A for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants and restrictions to be enforced in such proceeding.

1 State Street Plaza, 24th Floor

New York, NY 10004

United States

800-899-2272

sterlingcheck.com